EXHIBIT 10.13

                                    SCHEDULE

Parties:

(1) GMTV of the London Television Centre, Upper Ground, London SE1 9TT ("the Licensee")

(2)    Peak Entertainment, Bakewell, Derbyshire, England ("the Licensor")

Programme:                 Monsters In My Pocket (2003)

Duration:                  26 episodes of 26 minutes each (episodes 1-26)

License Period:            1 September 2003 - 31 August 2006

Delivery Date:             1 August 2003

Maximum Number of
Transmissions:             Three runs of each episode on GMTV
                           Unlimited on GMTV2

License Fee:               US $393,000

License Language:          English

License Territory:         United Kingdom & Eire

Licensed Media:            UK & Eire analogue and digital television

Payment Terms:             25% on signature
                           25% on 1 January 2004
                           25% on 1 April 2004
                           25% on 1 July 2004

Material:                  Digi-Beta (to GMTV's reasonable specification)

Material Cost
& Shipping:                To be paid by Licensee as agreed in advance

Special Terms:             Any license granted by Licensor to UK satellite &
                           cable broadcasters shall be subject to a provision of a three month embargo following the first transmission of each episode by GMTV.

                           The Licensor shall not authorise any other party to broadcaster the Programmes between 07.30 - 09.30 am UK time during the term.


For and on behalf of Licensor           For and on behalf of Licensee
Licensor Signature                      Licensee Signature


/s/ P. Shorrocks                        /s/ Brian Hughes
------------------------------          -----------------------------------
NAME:    P. Shorrocks                   NAME:  Brian Hughes
POSITION:  Commercial Director          POSITION:  Head of Children's Scheduling
DATE:    17.2.03                        DATE:  17/2/2003


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                   STANDARD TERMS AND CONDITIONS FOR LICENSING
                             OF PROGRAMME(S) BY GMTV

1.  Definitions

In theses standard Terms and Conditions ("the Standard Terms") and the Schedule (as defined below) the following words or phrases shall have the following meanings unless the context otherwise requires and where there is any conflict between the Schedule and Standard Terms the Schedule shall prevail:

a) "the Schedule" shall mean the Schedule between the Licensor and the Licensee to which the Standard Terms are annexed and form part:

b) "Programme" shall mean the series or serials, episodes, programme or programmes, film or films described in the Schedule;

c) "Delivery Date" shall mean the date for delivery of the Material as set out in the Schedule.

d) "Licensed Territory" shall mean the territory or territories set out in the Schedule;

e)       "Licensed Language" shall mean the language set out in the Schedule;

f) "Licensed Media" shall mean the media set out in the Schedule and defined therein;

g) "License Fee" shall mean the consideration without any deduction therefrom stated in the Schedule;

h) "Material" shall mean the material referred to in the Standard Terms and in the Schedule;

i) "License Period" shall mean the period as set out in the Schedule unless otherwise terminated in accordance with the Standard Terms:

j) "Maximum Number of Transmissions" shall mean the maximum number of transmissions licensed to the Licensee as set out in the Schedule;

k) "Transmission" shall mean the transmission of the Programme on the Licensed Media and any repeats within a seven day period;

2.       License

Subject to the payment of the License Fee set out in the Schedule and to the due performance by Licensee of all the obligations and conditions to be performed under the agreement Licensor hereby grants to Licensee and Licensee hereby accepts an exclusive licence to exhibit the Programme specified in the Schedule hereto in the Licensed Language, during the Licence period, within the Licensed Territory on the Licensed Media, for the Maximum Number of Transmissions, all as specified in the Schedule and using the Material as specified in the Schedule but for no other uses or purposes.

3.       Licensor Warranties

a) Licensor represents and warrants that Licensor owns or controls, or will own or control all rights in to each Programme necessary to perform all of Licensor's obligations hereunder and to grant all rights to be granted to Licensee hereunder.

b) Licensor represents and warrants that to the best of its knowledge no Programme nor any materials contained therein (except with respect to any commercials or other materials added or any alterations or other modifications made by Licensee) violates or infringes upon the copyright or common law rights or the literary, dramatic motion picture, television, music, property or other rights of any person whatsoever or constitutes a libel or defamation of, or infringes upon the trademark, trade name or patent of, any person whatsoever or contravenes any of the ITC codes in force from time to time.

c) Licensor represents and warrants for itself that it has the right and authority to enter into this Agreement and to perform its obligations, covenants and agreements hereunder.

d) Licensor agrees to indemnity the Licensee and keep it fully and effectually indemnified from and against all actions, claims, losses, liabilities, proceedings, damages, costs and expenses (including reasonable legal costs and expenses) suffered or incurred by the Licensee and arising out of any breach or non-performance or non observance by the Licensor of any of the agreements, undertakings, representations or warranties on the part of the Licensor contained in the Schedule and the Standard Terms.

e) Licensor warrants that all elements of the Programmes are cleared and paid for including all the contributors and music items for the required Maximum Number of Transmissions.

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4.  License Warranty

The Licensee agrees and undertakes that it will not transmit the Programme other than in accordance with the terms of the Schedule and the Standard Terms.

5.       Delivery

a) The Licensor shall use its best endeavours to deliver the Material by the Delivery Date to the Licensee or such other person as the Licensee shall designate as its agent or carrier. Ownership in and to the Material shall remain with the Licensor.

b) The Licensee shall within 14 days of receipt of the Material deliver notification in writing to the Licensor if the Material or any part thereof is so defective in its physical state or condition so as to be incapable of transmission or exhibition and such Material shall be replaced within 7 days with technically acceptable material.

6.       Despatch of Materials

a) The Licensee hereby agrees to return to the Licensor at the address set out in the Schedule or to deliver to such other place or places as the Licensor may designate all Material and all other material associated with the programme.

b) If so requested by the Licensor, the License will hold the Material or other material to the order of the Licensor.

7.       Transmission and/or Exhibition

a) The License shall not, subject to obtaining Licensor's prior written approval and further subject to sub-clauses (b) and (c) below, cut, add to or otherwise alter or edit the Programme, otherwise than to conform with the requirements of any official censor or regulatory authority or to conform to a running time required for the relevant broadcasting or cable service, provided that such cuts, additions or other alterations or edits shall account for no more than 5% of the running time of the Programme and there shall not be deleted any main or end title or any credits or copyright notice nor should such cutting additions or altering substantially detract from or alter the editorial integrity or content of the Programme.

b) The Licensee shall be entitled to subtitle and/or dub the Programme into the Licensed Language detailed in the Schedule, provided such dubbing and/or sub-titling accurately conforms to the script of the Programme and shall observe all relevant restrictions applicable to artists and other third parties notified to the Licensee. At the end of the License Period the Licensee shall make available all such subtitled or dubbed version to the Licensor at cost to the Licensor.

c) The Licensee shall be entitled to reproduce excerpts of the Programme of no more than two minutes in length for the purposes of advertisement or publicity of the Programme.

8.       Payment

In consideration of the License hereby granted, the Licensee hereby agrees to pay the Licensor the Licence Fee. Payment shall be due and payable at the time or times specified in the Schedule and shall be made to the Licensor at its Registered Office in England or its last known place of business or into any account stipulated by the Licensor in the currency stipulated in the Schedule.

9.       Termination

a) Either party may at any time by giving notice in writing to the other party and forthwith determine this Agreement in any of the following events:

         (I) if either party shall commit or permit to be committed any breaches of any of the terms, conditions and warranties contained herein;

         (II) if by reason of any act or default of either party, the other party is prevented from performing its obligations herein contained or;

         (III) if either party shall commit an act of bankruptcy and/or become bankrupt or have a receiving order made against him or shall enter into an arrangement or composition with or for the benefit of his creditors or shall suffer an execution to be levied against his goods or property or (being a Company) shall be wound up whether compulsorily or voluntarily or shall suffer an execution to be levied against its goods or property or shall have a Receiver appointed over its assets or any of them or if notice of any liquidation proceedings shall be served upon it.

10.  Assignment


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Neither the Licence herein granted to the Licensee, nor the Agreement may be assigned by the Licensor either voluntarily or by operation of Law without the prior written consent of the Licensee being first obtained. No such assignment shall relieve the Licensor of its obligations under this Agreement.

11.  Waiver

The waiver by either party hereto of any breach or default by the other party shall not be construed to be a waiver of any other breach or default or of the same breach or default occurring thereafter.

12.  Alteration

It is understood and agreed that in the event of any provision of the Schedule or the Standard Terms or any riders or amendments thereto shall be found to be contrary to any applicable government, provincial, state, federation or municipal law or regulation of any government, province, state, federal or municipal administrative agency or body the same shall not affect the other provisions of the Schedule or these Standard Terms and any riders or amendments thereto, which shall notwithstanding continue in force.

13.  Variation

It is hereby acknowledged that the Schedule and the Standard Terms are the sold terms existing between the parties and any variation shall only be binding on the Licensor and the Licensee if reduced to writing and signed by or on behalf of both the Licensor and Licensee.

14.  Notification

Any notice required to be given hereunder shall be sufficiently given to either party if forwarded by post in a registered letter addressed to the Licensor at its registered office or its last known place of business or the Licensee by name at the then Registered Office of the Licensee (if a Limited Company) or his last known address (if an individual or firm). If any letter is not returned through the postal service undelivered, notice will be deemed to have been made at the time at which any registered letter would in the ordinary course of processing have been delivered.

15.  Partnership

Nothing in this Agreement shall be deemed or shall in fact constitute a partnership between the Licensor and the Licensee in respect of the Programme or otherwise.

16.  Clause Headings

Clause headings in the Standard Terms are for information purposes only and do not constitute a part of this Agreement and are not intended to be referred to in the construction of any term or provision of the Standard Terms.

17.  English Law

Whatever the nationality, residence or domicile of the Licensee or the Licensor and whatever a disposal of the rights in the Programme or any of them is made, the law of England shall be the proper law of the Schedule and the Standard Terms and any proceedings arising thereunder shall be conducted in Courts of England.

18.  Press

The release of information pertaining to or commenting on by any method of communication of information relating to the Programmes in any way to any third party media publisher is subject to joint approval by the Licensee and the Licensor.

19.  Force Majeure

Licensor shall not be liable to the Licensee for any failure or delay in delivery of Programmes or Materials, due to labour disputes, acts of God, failure of carriers, failure or delay of laboratories or for any other cause beyond the control of Licensor, and such performance shall be excused to the extent that it is prevented by reason of any of the foregoing conditions. If such Force Majeure continues for more than three months this Agreement shall automatically terminate and no further License Fees shall be payable by the Licensee and if some of the Materials have not been delivered, the Licensee shall be entitled to a pro rata refund of the License Fee.


/s/ P. Shorrocks                         /s/
-----------------------------            -------------------------------
Signed for and on behalf of              Signed for and on behalf of
LICENSOR                                 LICENSEE